Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4

This Amendment No. 4, dated as of August 23, 2012 (this “Amendment”), to that certain Credit Agreement, dated as of August 7, 2007 (as amended by Amendment No. 1, dated as of November 21, 2008, Amendment No. 2 and Consent, dated as of May 13, 2011, and Amendment No. 3, dated as of March 9, 2012, the “Credit Agreement”), among ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent, and the other agents and arrangers parties thereto, is entered into by and among Holdings, the Borrower, the Agents and the Initial Term B-3 Lenders (as defined below). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has hereby notified the Administrative Agent and each Term Lender that it intends to incur Specified Refinancing Debt pursuant to Section 2.26(b) of the Credit Agreement in order to refinance up to $850,000,000 of the Term B-1 Loans;

WHEREAS, pursuant to Section 2.26(c) of the Credit Agreement, the Borrower may establish an additional Tranche of Specified Refinancing Debt by, among other things, entering into this Amendment pursuant to the terms and conditions of the Credit Agreement with Term Lenders agreeing to provide such additional Tranche of Specified Refinancing Debt (each such Term Lender agreeing to provide Term B-3 Loans (as defined below) and any assignees thereof, are referred to herein as “Term B-3 Lenders);

WHEREAS, the Borrower has requested that the initial Term B-3 Lenders party hereto (each, an “Initial Term B-3 Lender”) extend credit to the Borrower in the form of Term Loans in an aggregate principal amount of $850,000,000 (the “Term B-3 Loans”; all of the Term B-3 Loans shall constitute a new Tranche of Specified Refinancing Debt referred to herein as the “Term B-3 Facility”); and

WHEREAS, each Initial Term B-3 Lender has indicated its willingness to lend such Term B-3 Loans in the aggregate amount specified on its signature page to this Amendment on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. TERM B-3 FACILITY.

1.1 Term B-3 Loans. Each Initial Term B-3 Lender hereby agrees to make Term B-3 Loans in the aggregate amount specified on such Initial Term B-3 Lender’s signature page to this Amendment on the Fourth Amendment Effective Date (as defined in Section 2 below). Pursuant to Section 2.26 of the Credit Agreement, the Term B-3 Loans shall have the terms set forth in this Amendment and in the Credit Agreement (as amended by this Amendment).

1.2 Applicable Margin; LIBO Rate. The Term B-3 Loans may from time to time be LIBO Rate Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.13 of the Credit Agreement. In the case of Term B-3 Loans that are LIBO

Rate Loans, (a) the Applicable Margin shall mean a percentage per annum equal to (i) if the Total Leverage Ratio is greater than 3.25 to 1.00, 3.25% and (ii) if the Total Leverage Ratio is less than or equal to 3.25 to 1.00, 3.0%, and (b) the LIBO Rate shall at no time be less than 1.0% per annum. In the case of Term B-3 Loans that are Base Rate Loans, (x) the Applicable Margin shall mean a percentage per annum equal to (i) if the Total Leverage Ratio is greater than 3.25 to 1.00, 2.25% and (ii) if the Total Leverage Ratio is less than or equal to 3.25 to 1.00, 2.0%, and (y) the Base Rate shall at no time be less than 2.0% per annum. Changes in the Applicable Margin with respect to the Term B-3 Loans resulting from changes in the Total Leverage Ratio shall become effective on the date on which financial statements are delivered to the Administrative Agent pursuant to Section 6.1 of the Credit Agreement and shall remain in effect until the next change to be effected pursuant to this Section 1.2; provided, that from the Fourth Amendment Effective Date until the next change in the Applicable Margin, the Applicable Margin with respect to the Term B-3 Loans shall be 3.25% with respect to LIBO Rate Loans and 2.25% with respect to Base Rate Loans. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1 of the Credit Agreement, then, at the option of (and upon the delivery of notice (telephonic or otherwise) by) the Administrative Agent or the Majority Term B-3 Facility Lenders (as defined below), until such financial statements are delivered, the Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this Section 1.2 be deemed to be greater than 3.25 to 1.00. In addition, at all times while an Event of Default set forth in Section 8(a) or 8(f) of the Credit Agreement shall have occurred and be continuing, the Total Leverage Ratio shall for the purposes of this Section 1.2 be deemed to be greater than 3.25 to 1.00.

1.3 Amortization and Maturity Date. The Term B-3 Loans of each Term B-3 Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each of December, March, June and September, commencing on the last Business Day of September 2012, in an amount equal to one quarter of one percent (0.25%) of the aggregate amount of Term B-3 Loans made on the Fourth Amendment Effective Date (as adjusted to reflect any prepayments thereof (other than any Discounted Voluntary Prepayment)), with the remaining balance of Term B-3 Loans payable on August 23, 2019 (the “Term B-3 Maturity Date”).

1.4 Mandatory Prepayments. The Term B-3 Loans shall be subject to mandatory prepayments on the same terms as Term B-1 Loans as set forth in Section 2.12 of the Credit Agreement and any such prepayments shall be made ratably among the Term B-1 Loans, Term B-2 Loans and Term B-3 Loans (other than with respect to any Specified Refinancing Debt incurred to refinance any Tranche). Pursuant to Section 2.18(b) of the Credit Agreement, any such mandatory prepayment on account of the Term B-3 Loans pursuant to Section 2.12 shall be applied to the remaining installments of the Term B-3 Loans as directed by the Borrower.

1.5 Optional Prepayments. The Term B-3 Loans may be optionally prepaid on the same terms as Term B-1 Loans as set forth in Section 2.11 of the Credit Agreement; provided, that optional prepayment shall be applied ratably among the Term B-1 Loans, Term B-2 Loans and Term B-3 Loans; provided, however, that the Term B-1 Loans and/or the Term B-2 Loans may be optionally prepaid without a ratable prepayment of the Term B-3 Loans. As set forth in Section 2.18(b) of the Credit Agreement, optional prepayments of any Term B-3 Loans shall be applied to the remaining installments of the Term B-3 Facility as specified by the Borrower.

1.6 Use of Proceeds. The proceeds of the Term B-3 Loans shall be applied toward the payment of (a) the aggregate outstanding principal amount of the Term B-1 Loans and (b) fees, expenses and original issue discount payable in connection with the Term B-3 Loans.

1.7 Credit Agreement Governs. Effective as of the Fourth Amendment Effective Date, except as set forth in this Amendment, (a) the Term B-3 Loans shall have identical terms as the Term B-1

Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents, (b) the Term B-3 Loans shall be Specified Refinancing Debt and Specified Refinancing Term Loans under the Credit Agreement, (c) this Amendment shall be a Refinancing Amendment under the Credit Agreement, (d) each reference in the Credit Agreement to (i) “Facility” shall be deemed to include the Term B-3 Facility and (ii) “Majority Facility Lenders”, with respect to the Term B-3 Facility, shall be deemed to include the holders of more than 50% of the aggregate unpaid principal amount of the Term B-3 Loans outstanding under such Facility, (e) the definitions of “Required Prepayment Lenders” and “Term Loans” in the Credit Agreement are hereby amended and restated in their entirety to read as follows below and (f) the definitions of “Majority Term B-3 Facility Lenders”, “Term B-3 Facility”, “Term B-3 Loans”, “Term B-3 Maturity Date” and “Fourth Amendment” as follows below shall hereby be inserted into Section 1.1 of the Credit Agreement in the correct alphabetical order:

“Required Prepayment Lenders”: the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans outstanding under the Term B-1 Facility, the Term B-2 Facility and the Term B-3 Facility.

“Term Loans”: the Term B-1 Loans, the Term B-2 Loans and the Term B-3 Loans.

“All-In Yield: as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin (after giving effect to any floors), OID, up-front fees (with such increased amount being equated to interest margins for purposes of determining any increase to the applicable rate under any Facility), or otherwise; provided, that OID and up-front fees shall be equated to interest rate assuming a 4-year life to maturity; and provided, further, that “All-In Yield” shall not include arrangement fees or underwriting or similar fees paid to arrangers for such Indebtedness.

“Majority Term B-3 Facility Lenders”: the Majority Facility Lenders in respect of the Term B-3 Facility.

“Term B-3 Facility”: as defined in the Fourth Amendment.

“Term B-3 Lenders”: as defined in the Fourth Amendment

“Term B-3 Loan Repricing Transaction”: (a) any prepayment or repayment of Term B-3 Loans with the proceeds of, or any conversion of Term B-3 Loans into, any new or replacement tranche of term loans or Indebtedness incurred for the primary purpose of prepaying, repaying or replacing the Term B-3 Loans and bearing interest with an All-In Yield less than (i) if the Applicable Margin in effect with respect to Term B-3 Loans at the time of such prepayment or repayment of Term B-3 Loans is 3.25%, 4.50% and (ii) if the Applicable Margin in effect with respect to Term B-3 Loans at the time of such prepayment or repayment of Term B-3 Loans is 3.0%, 4.25% and (b) any amendment to the Term B-3 Loans the primary purpose of which is to reduce the All-In Yield applicable to such Term B-3 Loans; provided, that in no event shall any prepayment, repayment or replacement of Term B-3 Loans in connection with a Change of Control constitute a Term B-3 Loan Repricing Transaction.

“Term B-3 Loans”: as defined in the Fourth Amendment.

“Term B-3 Maturity Date”: as defined in the Fourth Amendment.

“Fourth Amendment”: Amendment No. 4 to the Credit Agreement, dated as of August 23, 2012, among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

1.8 Credit Agreement Amendments. Effective as of the Fourth Amendment Effective Date,

(a) Section 2.11(b)(i) of the Credit Agreement is hereby amended by replacing “Term B-2 Maturity Date” in the first sentence thereof with “Term B-3 Maturity Date”;

(b) The following Section 2.28 shall be inserted into the Credit Agreement:

“Section 2.28 Term B-3 Loan Repricing Transaction. Notwithstanding anything to the contrary in this Agreement, in the event that, on or prior to the first anniversary of the Fourth Amendment Effective Date, the Borrower (a) makes any prepayment of Term B-3 Loans constituting a Term B-3 Loan Repricing Transaction or (b) effects any amendment of this Agreement constituting a Term B-3 Loan Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-3 Lenders, (x) in the case of clause (a), a prepayment premium of 1.00% of the amount of the Term B-3 Loans being prepaid and (y) in the case of clause (b), a payment equal to 1.00% of the aggregate amount of the applicable Term B-3 Loans outstanding immediately prior to such amendment.”;

(c) Section 6.1 of the Credit Agreement is amended by inserting the following provision after the last sentence in such Section:

“After the Term B-2 Maturity Date, the Borrower may elect to deliver financial statements of Holdings and its consolidated Restricted Subsidiaries in lieu of financial statements of the Borrower and its consolidated Subsidiaries in satisfaction of the requirements of Section 6.1(a) and 6.1(b) commencing on any period following the Term B-2 Maturity Date and for each period thereafter; provided, that concurrently with the delivery of any such financial statements of Holdings and its consolidated Restricted Subsidiaries, the Borrower shall deliver a certificate of a Responsible Officer on behalf of the Borrower showing adjustments attributable solely to Holdings and its consolidated Restricted Subsidiaries (other than the Borrower and its consolidated Subsidiaries).”

(d) Section 10.1 of the Credit Agreement is amended by amending and restating the parenthetical in clause (i) of the proviso thereof to read as follows:

“(except (A) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective (w) as to the Revolving Facility, with the consent of the Majority Revolving Facility Lenders, (x) as to the Term B-1 Facility, with the consent of the Majority Term B-1 Facility Lenders, (y) as to the Term B-2 Facility, with the consent of the Majority Term B-2 Facility Lenders and (z) as to the Term B-3 Facility, with the consent of the Majority Term B-3 Facility Lenders) and (B) that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i))”; and

(e) Section 10.6(b)(ii)(A) of the Credit Agreement is amended by replacing “Term Facility” therein with “Term B-1 Facility, Term B-2 Facility or Term B-3 Facility”.

SECTION 2. CONDITIONS PRECEDENT

This Amendment shall become effective as of the date (the “Fourth Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or duly waived:

2.1 Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(a) this Amendment, duly executed by each of the Borrower, Holdings, the Administrative Agent, and each Initial Term B-3 Lender;

(b) a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit G of the Credit Agreement;

(c) a closing certificate of each Loan Party, substantially in the form of Exhibit A hereto, with appropriate insertions and attachments; and

(d) an executed legal opinion of Latham & Watkins LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.

2.2 Fees and Expenses.

(a) The Borrower shall have paid in full on the Fourth Amendment Effective Date to each Initial Term B-3 Lender, as fee compensation for the making of the Term B-3 Loans, a fee (the “Upfront Fee”) in an amount equal to 1.00% of the stated principal amount of the Term B-3 Loan made by such Initial Term B-3 Lender on the Fourth Amendment Effective Date (which may be netted from the proceeds of the Term B-3 Loans).

(b) All fees and reimbursable expenses that have been invoiced as of the Fourth Amendment Effective Date that are due and payable to any Person under any engagement letter entered into in connection with this Amendment shall have been paid in full in immediately available funds.

2.3 Representations and Warranties. Each of the representations and warranties contained in Section 3 below shall be true and correct.

2.4 Minimum Refinancing Condition. The aggregate principal amount of the Term B-3 Loans shall not be less than $15,000,000.

2.5 USA Patriot Act. The Initial Term B-3 Lenders shall have received from each of the Loan Parties documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such documentation or other information has been requested in writing at least five (5) Business Days prior to Fourth Amendment Effective Date.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Agents and each Lender, with respect to all Loan Parties, as follows:

3.1 Incorporation of Representations and Warranties from Loan Documents. After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date;

3.2 Corporate Power and Authority. Each of Holdings and the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each of Holdings and the Borrower, and this Amendment is the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

3.3 Absence of Default. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is in violation of any Requirement of Law or Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. MISCELLANEOUS

4.1 Reference to and Effect on the Loan Documents.

(a) As of the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuing Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

4.2 Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and the other Loan Documents delivered in connection herewith) as provided in Section 10.5 of the Credit Agreement.

4.3 Reaffirmation. Each of Holdings and the Borrower hereby confirms that the guaranties, security interests and liens granted pursuant to the Loan Documents continue to guarantee and secure the Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect. Each of Holdings and the Borrower confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.

4.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

4.5 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

4.6 Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

4.7 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

4.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

ALLISON TRANSMISSION HOLDINGS, INC.

By:	/s/ David S. Graziosi
Name:	David S. Graziosi
Title:	Chief Financial Officer

ALLISON TRANSMISSION, INC.

By:	/s/ David S. Graziosi
Name:	David S. Graziosi
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 4]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By:	/s/ Matthew Burke
Name:	Matthew Burke
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 4]

Name of Lender: Merrill Lynch, Pierce, Fenner & Smith Incorporated

Executing as an Initial Term B-3 Lender:

by	/s/ Mark W. Kushemba
Name:	Mark W. Kushemba
Title:	Director

For any Institution requiring a second signature line:

by
Name:
Title:

Credit Agreement Reference	Aggregate Principal Amount
Term B-3 Loans	$850,000,000.00

[SIGNATURE PAGE TO AMENDMENT NO. 4]

Exhibit A

FORM OF CLOSING CERTIFICATE

CLOSING CERTIFICATE

OF

ALLISON TRANSMISSION HOLDINGS, INC.

Pursuant to Section 2.1(c) of Amendment No. 4, dated as of August 23, 2012 (the “Amendment”; unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment), to that certain Credit Agreement, dated as of August 7, 2007 (as amended, restated, supplemented or otherwise modified from time to time, including but not limited to, the Amendment, the “Credit Agreement”), among Allison Transmission Holdings, Inc. (“Holdings”), Allison Transmission, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), Citicorp North America, Inc., as Administrative Agent, and the other agents and arrangers parties thereto, the undersigned Assistant Secretary of Allison Transmission Holdings, Inc. (the “Company”), hereby certifies on behalf of the Company as follows:

1.	Eric C. Scroggins is the duly elected and qualified Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.

The undersigned Secretary of the Company hereby certifies as follows:

1.	Attached hereto as Annex 1 is a true and complete copy of a Certificate of Good Standing or the equivalent from the Company’s jurisdiction of organization dated as of a recent date prior to the date hereof.

2.	Attached hereto as Annex 2 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on August 23, 2012. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

3.	Attached hereto as Annex 3 is a true and complete copy of the Bylaws of the Company as in effect on the date hereof.

4.	Attached hereto as Annex 4 is a true and complete certified copy of the Articles of Incorporation of the Company as in effect on the date hereof, and such Articles of Incorporation have not been amended, repealed, modified or restated.

5.	The persons listed on Schedule I hereto are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names on Schedule I hereto, and the signatures appearing opposite their respective names on Schedule I hereto are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party.

6.	Latham & Watkins LLP may rely on this certificate in rendering its opinion.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

ALLISON TRANSMISSION HOLDINGS, INC.

/s/ Eric C. Scroggins		/s/ David S. Graziosi
Name:	Eric C. Scroggins	Name:	David S. Graziosi
Title:	Vice President, General Counsel and Secretary	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: August 23, 2012

Schedule I

to Closing Certificate

NAME	OFFICE	SIGNATURE

David S. Graziosi	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	/s/ David S. Graziosi

Eric C. Scroggins	Vice President, General Counsel and Secretary	/s/ Eric C. Scroggins